AMENDMENT TO
INVESTMENT ADVISORY AGREEMENT

This AMENDMENT TO INVESTMENT ADVISORY AGREEMENT (“Amendment”) dated as of February 10, 2011 is by and between The Huntington Funds (the “Trust”) and Huntington Asset Advisors, Inc. (the “Adviser”).

W I T N E S S E T H:

WHEREAS, the Trust and Adviser are parties to that certain Investment Advisory Agreement dated as of June 23, 2006 (such agreement, together with all exhibits, schedules, amendments, modifications, restatements, or other supplements thereto, and any other documents executed or delivered in connection therewith, the “Advisory Agreement”); and

WHEREAS, the Board of Trustees of the Trust approved the establishment of a new series of the Trust, the Huntington World Income Fund, which is scheduled to commence operations on or about May 1, 2011;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree that Schedule A to the Advisory Agreement is hereby amended to include the Huntington World Income Fund, as set forth in EXHIBIT A attached hereto and made a part hereof.

IN WITNESS WHEREOF, this Amendment has been executed as of the date set forth above by a duly authorized officer of each party.

HUNTINGTON ASSET ADVISERS, INC.

By:

Name: Ronald J. Corn

Title: Vice President and Segment Risk Manager

THE HUNTINGTON FUNDS

By:

Name: R. Jeffrey Young

Title: Chief Executive Officer

EXHIBIT A

SCHEDULE A

TO THE INVESTMENT ADVISORY AGREEMENT

BETWEEN

THE HUNTINGTON FUNDS AND

HUNTINGTON ASSET ADVISORS, INC.

Amended as of February 10, 2011

Fund Name	Compensation	Date
Huntington Dividend Capture Fund

Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington Dividend Capture Fund's average daily net assets, on assets up to $500M.

Annual rate of seventy one hundredths of one percent (0.70%) of the Huntington Dividend Capture Fund's average daily net assets, on assets from $500M to $1B.

Annual rate of sixty-five one hundredths of one percent (0.65%) of the Huntington Dividend Capture Fund's average daily net assets, on assets in excess of $1B.

June 23, 2006
Huntington International Equity Fund

Annual rate of one percent (1.00%) of the Huntington International Equity Fund's average daily net assets, on assets up to $500M.

Annual rate of ninety-five one hundredths of one percent (0.95%) of the Huntington International Equity Fund's average daily net assets, on assets from $500M to $1B.

Annual rate of ninety one hundredths of one percent (0.90%) of the Huntington International Equity Fund's average daily net assets, on assets in excess of $1B.

June 23, 2006

Huntington Mid Corp America Fund

Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington Mid Corp America Fund's average daily net assets, on assets up to $500M.

Annual rate of seventy one hundredths of one percent (0.70%) of the Huntington Mid Corp America Fund's average daily net assets, on assets from $500M to $1B.

Annual rate of sixty-five one hundredths of one percent (0.65%) of the Huntington Mid Corp America Fund's average daily net assets, on assets in excess of $1B.

June 23, 2006
Huntington New Economy Fund

Annual rate of eighty-five one hundredths of one percent (0.85%) of the Huntington New Economy Fund's average daily net assets, on assets up to $500M.

Annual rate of eighty one hundredths of one percent (0.80%) of the Huntington New Economy Fund's average daily net assets, on assets from $500M to $1B.

Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington New Economy Fund's average daily net assets, on assets in excess of $1B.

June 23, 2006
Huntington Real Strategies Fund

Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington Real Strategies Fund’s average daily net assets, on assets up to $500M.

Annual rate of seventy one hundredths of one percent (0.70%) of the Huntington Real Strategies Fund’s average daily net assets, on assets from $500M to $1B.

Annual rate of sixty-five one hundredths of one percent (0.65%) of the Huntington Real Strategies Fund’s average daily net assets, on assets in excess of $1B.

April 30, 2007

Huntington Rotating Markets Fund

Annual rate of fifty one hundredths of one percent (0.50%) of the Huntington Rotating Markets Fund's average daily net assets, on assets up to $500M.

Annual rate of forty-five one hundredths of one percent (0.45%) of the Huntington Rotating Markets Fund's average daily net assets, on assets from $500M to $1B.

Annual rate of forty one hundredths of one percent (0.40%) of the Huntington Rotating Markets Fund's average daily net assets on assets in excess of $1B.

June 23, 2006
Huntington Situs Fund

Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington Situs Fund’s average daily net assets, on assets up to $500M.

Annual rate of seventy one hundredths of one percent (0.70%) of the Huntington Situs Fund’s average daily net assets, on assets from $500M to $1B.

Annual rate of sixty-five one hundredths of one percent (0.65%) of the Huntington Situs Fund’s average daily net assets, on assets in excess of $1B.

June 23, 2006
Huntington Macro 100 Fund

Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington Macro 100 Fund’s average daily net assets, on assets up to $500M.

Annual rate of seventy one hundredths of one percent (0.70%) of the Huntington Macro 100 Fund’s average daily net assets, on assets from $500M to $1B.

Annual rate of sixty-five one hundredths of one percent (0.65%) of the Huntington Macro 100 Fund’s average daily net assets, on assets in excess of $1B.

June 23, 2006

Huntington Technical Opportunities Fund

Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington Technical Opportunities Fund’s average daily net assets, on assets up to $500M.

Annual rate of seventy one hundredths of one percent (0.70%) of the Huntington Technical Opportunities Fund’s average daily net assets, on assets from $500M to $1B.

Annual rate of sixty-five one hundredths of one percent (0.65%) of the Huntington Technical Opportunities Fund’s average daily net assets, on assets in excess of $1B.

May 1, 2008
Huntington Balanced Allocation Fund	Annual rate of ten one hundredths of one percent (0.10%) of the Huntington Balanced Allocation Fund’s average daily net assets.	July 29, 2009
Huntington Conservative Allocation Fund	Annual rate of ten one hundredths of one percent (0.10%) of the Huntington Conservative Allocation Fund’s average daily net assets.	July 29, 2009
Huntington Growth Allocation Fund	Annual rate of ten one hundredths of one percent (0.10%) of the Huntington Growth Allocation Fund’s average daily net assets.	July 29, 2009
Huntington Global Select Markets Fund

Annual rate of one percent (1.00%) of the Huntington Global Select Markets Fund average daily net assets.

Annual rate of ninety-five one hundredths of one percent (0.95%) of the Huntington Global Select Markets Fund's average daily net assets, on assets from $500M to $1B.

Annual rate of ninety one hundredths of one percent (0.90%) of the Huntington Global Select Markets Fund's average daily net assets, on assets in excess of $1B.

December 28, 2009
Huntington World Income Fund	Annual rate of fifty one hundredths of one percent (0.50%) of the Huntington World Income Fund's average daily net assets.	May 1, 2011

This Schedule A, amended as of February 10, 2011, is hereby incorporated and made part of the Investment Advisory Agreement dated June 23, 2006, between the Trust and Huntington Asset Advisors, Inc., as amended (the “Agreement”), and replaces any and all prior versions of Schedule A to the Agreement.